EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-120053 and No. 333-120057) of AngioDynamics, Inc. of our report dated August 10, 2006 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the this Form 10-K.

PricewaterhouseCoopers LLP

Albany, New York

August 10, 2006